AMENDMENT

TO

GLOBAL CUSTODY AGREEMENT

This amendment (“Amendment”), dated January 22, 2016, amends the Global Custody Agreement (“the Agreement”) dated August 16, 2002 between OppenheimerFunds, Inc. (“OFI”), on behalf of each investment company identified as Customer in Exhibit A attached thereto individually and severally, and not jointly and severally, and JPMorgan Chase Bank, N.A. (“Bank”). Capitalized terms used and not defined herein shall such meanings ascribed to them in the Agreement.

WHEREAS, the parties desire to update Exhibit A and A-1 attached hereto, in order to update the list of Customers for which OFI is the investment adviser; and

ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	The Exhibit A and A-1 attached to this Amendment accurately reflects the Customers of the Agreement as of January 22,2016;
2.	The Exhibit A and A-1 to the Agreement may be amended from time to time to add, remove or change the name of any Customer;
3.	OppenheimerFunds, Inc. represents and warrants it has the authority to act on behalf of each Customer listed on Exhibit A, OFI SteelPath Inc. represents and warrants it has the authority to act on behalf of each Customer listed on Exhibit A-1, and to deposit and control the Financial Assets and Cash in the Accounts of such Customer and to engage Bank on behalf of such Customer as custodian in accordance with the terms of the Agreement.
4.	This Amendment may be executed in counterparts and in electronic form, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

[Remainder intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Amendment on the respective dates specified below with effect from the date first specified on the first page of this Amendment.

JPMORGAN CHASE BANK, N.A.

By: /s/ Lisa Zippelius
Name: Lisa Zippelius
Title: Executive Director

OPPENHEIMERFUNDS, INC.,
on behalf of each Customer
listed on Exhibit A, individually
and severally, and not jointly
and severally, for which it acts as
investment adviser

By: /s/ Mathew O’Donnell
Name: Mathew O’Donnell

Title: Vice President OFI Global
Asset Management Inc. by
delegated authority

EXHIBIT A

List of Customers for which OppenheimerFunds, Inc. is the investment adviser dated as of January 22, 2016

Account #	Fund Name
P84568	Oppenheimer Global Strategic Income Fund
P84570	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Global Strategic Income Fund/VA
P84572	Oppenheimer Core Bond Fund
P84573	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Main Street Small Cap Fund/VA
P56970	Oppenheimer Capital Appreciation Fund
P84574	Oppenheimer Global Fund
P84575	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Global Fund/VA
P56973	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Capital Appreciation Fund/VA
P84576	Panorama Series Fund, Inc. for the account of Oppenheimer International Growth Fund/VA
P56975	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Discovery Mid Cap Growth Fund/VA
P84577	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Core Bond Fund/VA
P84812	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Equity Income Fund/VA
P84579	Oppenheimer Main Street Fund/VA
P56976	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Money Fund/VA

Account #	Fund Name
P84580	Oppenheimer Variable Account Funds For The Account Of Oppenheimer Conservative Balanced Fund/VA
P65192	Oppenheimer Global Value Fund
P56977	Oppenheimer Commodity Strategy Total Return Fund
P84582	Oppenheimer Developing Markets Fund
P84583	Oppenheimer International Small Company Fund
P84584	Oppenheimer International Growth Fund
P84585	Oppenheimer Main Street Mid-Cap Fund
P84586	Oppenheimer International Bond Fund
P87705	Oppenheimer Global Multi Strategies Fund
P73542	Oppenheimer Master Event-Linked Bond Fund, LLC
P05192	Oppenheimer Corporate Bond Fund
P09085	Oppenheimer Emerging Markets Local Debt Fund
P30222	Oppenheimer Global High Yield Fund
P40189	Oppenheimer Main Street Small Cap Fund
P26729	Oppenheimer Global Multi-Alternatives Fund/VA
P90403	Oppenheimer Emerging Markets Innovators Fund
P97265	Oppenheimer Global-Multi Asset Income Fund
P29613	Oppenheimer Global Multi-Asset Growth Fund
P35195	Oppenheimer Small Cap Value Fund
P36017	Oppenheimer International Growth Currency Hedged Fund
P59605	Oppenheimer Macquarie Global Infrastructure Fund

This Exhibit A to the Global Custody Agreement (“the Agreement”) dated August 16, 2002 between each Customer, individually and severally, and not jointly and severally, and JPMorgan Chase Bank, N.A. (“Bank”) is current as of the date set forth above and may be amended from time to time to add, remove or change the name of any Customer.

JPMORGAN CHASE BANK, N.A.

By: /s/ Lisa Zippelius
Name: Lisa Zippelius
Title: Executive Director

OPPENHEIMERFUNDS, INC.
on behalf of each Customer
listed on Exhibit A, individually
and severally, and not jointly
and severally, for which it acts as
investment adviser

By: /s/ Mathew O’Donnell
Name: Mathew O’Donnell
Title: Vice President OFI Global
Asset Management Inc. by
delegated authority